Exhibit 10.9

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into May 30, 2013, by and between FIRST COMMERCIAL BANK, a Missouri corporation (“FCB”), and GEMINO HEALTHCARE FINANCE, LLC, a Delaware limited liability company (together with its successors and assigns, “Gemino”).  Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Gemino Credit Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, NW 61st Nursing, LLC, a Georgia limited liability company, and certain of its Affiliates (individually and collectively, the “Company”), and Gemino are or from time to time hereafter may be parties to that certain Credit Agreement dated the date hereof (collectively with all replacements, substitutions, renewals, or refinancings for the obligations under such Credit Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time, the “Gemino Credit Agreement”) pursuant to which Gemino has made and will from time to time make loans and provide other financial accommodations to the Company, which loans are secured by a lien on, and security interest in, certain of the Company’s assets and properties, all as more particularly described in the Gemino Loan Documents (as defined below);

WHEREAS, Northwest Property Holdings, LLC, a Georgia limited liability company (“Northwest Property”) issued to FCB that certain Promissory Note dated December 31, 2012, in the original principal amount of $1,501,500 (as in effect on the date hereof, the “Northwest Property Note”) to evidence certain loans made by FCB to Northwest Property.

WHEREAS, Company has guaranteed the obligations of Northwest Property owing to FCB under the Northwest Property Note pursuant to a certain Commercial Guaranty dated December 31, 2012 (as in effect on the date hereof, the “FCB Guaranty”), which guaranty is secured by a lien on, and security interest in, certain of Company’s assets and properties, all as more particularly described in the Second Lien Loan Documents (as defined below);

WHEREAS, in order to induce Gemino to enter into the Gemino Credit Agreement and the other Gemino Loan Documents (as defined below) and Gemino to extend the financial accommodations to Company pursuant to the Gemino Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations extended by Gemino to Company, whether pursuant to the Gemino Credit Agreement or otherwise, FCB has agreed to enter into this Agreement; and

WHEREAS, it is a condition to entering into the Gemino Credit Agreement and the Gemino Loan Documents and the extension of loans and other financial accommodations by Gemino to Company under the Gemino Credit Agreement that FCB enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FCB hereby agrees with Gemino as follows:

1.             Definitions.

“Applicable Law” shall mean, with respect to any Person, any law, ordinance, policy, manual provision, administrative guidance, statute, rule or regulation, or any determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its assets, or to which such Person or any of its assets is subject.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as in effect from time to time.

“Collateral” means all assets and properties of any kind whatsoever (including all Gemino Collateral), real or personal, tangible or intangible and wherever located, of Company (including any stock or other equity securities), whether now owned or hereafter acquired, and upon which a Lien is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations and the proceeds (including insurance proceeds) thereof.

“Company” has the meaning set forth in the recitals hereto.

“Enforcement Action” means, upon the occurrence and during the continuation of an Event of Default and in connection with the exercise of remedies:  (i) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (ii) any action by any Secured Creditor to take possession or control of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, including, without limitation through a stock power, power of attorney, other transfer document or otherwise, any Collateral, including, without limitation, a sale, transfer or other disposition of any Collateral by Company with the consent of, or at the direction of, a Secured Creditor, (iii) any action by any Secured Creditor to retain, or direct or cause Company to retain, a broker, investment banker or appraiser to sell (or appraise in connection with a proposed sale) all or any material portion of the Collateral, and which action has been designated as an “Enforcement Action” in a written notice to Gemino or FCB, as the case may be, and to Company, (iv) the delivery of any notice, claim or demand relating to the Collateral to any Person in the possession or control of any Collateral or acting as bailee, custodian or agent for any holder of a Lien in respect of any Collateral, (v) any action by any Secured Creditor to retain, or direct or cause Company to retain, a restructuring officer, crisis manager or similar Person in respect of Company, (vi) the taking of any other actions by a Secured Creditor to collect or enforce all or any part of the Obligations payable to such Secured Creditor or any claims in respect thereof against (x) Company or (y) any of Company’s Property, including the taking of control or possession of, or the exercise of any right of setoff or other legal right with respect to, any Property of Company or the sale, transfer or other disposition of any interest in such Property or assets, or (vii) the commencement by any Secured Creditor (or joinder with any Person in the commencement) of any legal proceedings or actions against, in connection with, or with respect to (x) Company or (y) any of Company’s Property or assets or any Collateral to facilitate the actions described in any of clauses (i), (ii), (iii), (iv), (v) and (vi) above, including any Proceeding and any action to have the automatic stay lifted in any Proceeding of Company.

“FCB Debt” means any and all present and future indebtedness, liabilities and obligations, whether matured or unmatured, contingent or absolute, direct or indirect, now or hereafter existing, due or to become due by Company to FCB as may be evidenced by the Second Lien Loan Documents or any other documents, instruments or agreements now or hereafter executed and delivered by Company with, to or in favor of FCB.

“FCB Guaranty” has the meaning set forth in the recitals hereto.

“Gemino” has the meaning set forth in the recitals hereto.

“Gemino Collateral” shall mean all of the types and items of Property of Company that are described in Exhibit A attached hereto and made a part hereof, whether such Property is acquired, created or arises prior to, during the pendency of or after any Proceeding.

“Gemino Credit Agreement” has the meaning set forth in the recitals hereto.

“Gemino Debt” as used herein, shall mean any and all Obligations (as defined in the Gemino Credit Agreement), including, without limitation, any and all now existing and future indebtedness, obligations or liabilities of the Company to Gemino under the Gemino Credit Agreement and any other Gemino Loan Document, whether direct or indirect, absolute or contingent, secured or unsecured, arising under, or in connection with, the Gemino Credit Agreement or any other Gemino Loan Document (including, without limitation, any guaranty executed in connection therewith) in favor of Gemino, as each of the foregoing may be from time to time amended, modified, waived, supplemented, extended, renewed, deferred, refinanced, replaced, refunded or restated, in whole or in part, in accordance with the terms and conditions thereof, by operation of law or otherwise, whether any of the foregoing arises before or after commencement of a Proceeding, including any and all expenses (including, without limitation, reasonable attorneys’ fees and disbursements), premiums, fees and charges incurred in connection therewith and any interest thereon, including, without limitation, any post-petition interest accruing on such Gemino Debt after Company becomes subject to a Proceeding (whether or not such interest is allowable or enforceable against Company or recoverable against Company or its bankruptcy estates), whether by means of an adequate protection payment or otherwise.  For all purposes hereunder, Gemino Debt shall also include all indebtedness, obligations and liabilities of the Company to repay any amounts previously paid by the Company pursuant to the Gemino Credit Agreement, which amounts have been returned to the Company, to the Company’s bankruptcy estates, to a trust or similar structure established under a plan of reorganization or liquidation of Company or to a trustee or similar Person by Gemino pursuant to Sections 542, 544, 545, 547, 548, 549, 550, 553 and 724(a) of the Bankruptcy Code or otherwise under other applicable legislation.

“Gemino Loan Documents” means the Gemino Credit Agreement, all Loan Documents (as such term is defined in the Gemino Credit Agreement) and all other agreements, documents and instruments at any time executed or delivered by Company or any other Person with, to or in favor of

Gemino in connection therewith or related thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other right or preferential arrangement of any kind or nature whatsoever and any contingent or other agreement to provide any of the foregoing.

“Obligations” means the Gemino Debt and the FCB Debt, collectively.

“Paid in Full” or “Payment in Full” shall mean the indefeasible payment in full in cash of all Gemino Debt and the irrevocable termination of all commitments to lend or otherwise extend credit under the Gemino Loan Documents.  Gemino Debt shall be considered to be outstanding whenever any commitment to make loans or otherwise extend credit under the Gemino Loan Documents is outstanding.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority.

“Proceeding” means any insolvency, bankruptcy, receivership, trusteeship, custodianship, liquidation, dissolution, reorganization, foreclosure, assignment for the benefit of creditors or similar case or proceeding for the liquidation, dissolution, reorganization, recapitalization, adjustment or marshalling of assets or liabilities, or other winding up of Company or any of its respective Property, in each case whether involuntary or voluntary or whether or not under the Bankruptcy Code.

“Property” means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

“Release Notice” has the meaning given to it in Section 6(c).

“Secured Creditor” means Gemino and FCB, individually and collectively.

“FCB” has the meaning set forth in the recitals hereto.

“Second Lien Loan Documents” means the FCB Guaranty and all other agreements, documents and instruments at any time executed or delivered by Company with, to or in favor of FCB in connection therewith or related thereto (including, without limitation, that certain Commercial Security Agreement dated December 31, 2012, among Company, Northwest Property and FCB), in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Transferee” has the meaning given to it in Section 2.

“UCC” means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

2.             Restriction on Transfer.  Without limiting any other provision of this Agreement, FCB hereby covenants and agrees that, until such time as this Agreement is terminated as provided herein, FCB will not directly or indirectly sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of (whether by means of participation or otherwise) any portion of the FCB Debt or any interest therein to any Person (each such transferee, a “Transferee”), unless such Transferee shall have agreed in writing to be bound in all respects by the terms and provisions of this Agreement.

3.             Inducement.  This Agreement is executed as an inducement to Gemino to make loans or advances to the Company or otherwise to extend credit or financing accommodations to the Company, and to enter into the Gemino Loan Documents and to continue a financing arrangement with the Company and is executed in consideration of Gemino entering into the Gemino Loan Documents and continuing such financing arrangement.

4.             Continuing Agreement.  This Agreement (a) may be terminated only upon the occurrence of the Payment in Full of the Gemino Debt, (b) is a continuing agreement of subordination, (c) shall be binding upon FCB, Company and their respective successors, transferees and assigns, and (d) shall inure to the benefit of Gemino and be enforceable by Gemino and its successors, transferees and assigns.  Without limiting the generality of the foregoing, nothing herein shall limit the ability of Gemino to assign or otherwise transfer the Gemino Debt to any other Person in accordance with the terms of the Gemino Credit Agreement, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to Gemino herein or otherwise.  FCB hereby waives any right it may have under Applicable Law to revoke this Agreement or any of the provisions hereof.

5.             Non-Offset, etc.  Without limiting any other provision of this Agreement, FCB hereby covenants and agrees that, until such time as this Agreement is terminated as provided herein, FCB will not assert any right, directly or indirectly, of setoff or recoupment against the FCB Debt.

6.             Liens on Collateral.

(a)           Rights as Unsecured Creditors.  Notwithstanding anything to the contrary set forth in this Section 6, nothing in this Section 6 is intended or shall be deemed or construed to limit in any way the exercise by FCB against Company or its Property of any of FCB’s rights and remedies as an unsecured creditor of Company so long as such rights and remedies are not exercised in contravention of this Agreement, and, subject to the other terms and provisions of this Agreement, FCB may exercise at any time against Company or its Property FCB’s rights and remedies as an unsecured creditor of Company under the Second Lien Loan Documents and Applicable Law.  In the event FCB becomes a judgment Lien creditor in respect of Gemino Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be deemed subordinated to the Liens of Gemino on the same basis as the other Liens of FCB are so subordinated to the Liens of Gemino under this Agreement.

(b)           Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to Gemino and FCB, respectively, and notwithstanding the provisions of the UCC or any other Applicable Law or decision, or the terms or provisions of the Gemino Loan Documents or Second Lien Loan

Documents, respectively, or any other circumstance whatsoever, each of Gemino and FCB hereby agrees that (a) Gemino shall have a first, prior, senior and continuing Lien on all of the Gemino Collateral to secure the prompt and complete payment, performance and observance of all Gemino Debt, and (b) any Lien on all or any part of the Gemino Collateral now or hereafter held by FCB, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Gemino Collateral granted to or held by Gemino.  Subject to the terms and provisions of this Agreement, including the respective definitions of “Gemino Debt” and “FCB Debt” set forth in Section 1 hereof, the relative priorities of the respective Liens described in this Section 6(b) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Gemino Debt or FCB Debt, respectively, or by any action or inaction which Gemino, on the one hand, or FCB, on the other hand, may take or fail to take, in each case in respect of the Collateral.

(c)           Release of Gemino Collateral.  In the event Gemino releases or agrees to release any of its Liens on all or any part of the Gemino Collateral in connection with the sale, transfer or other disposition thereof at the request of Company or pursuant to any Enforcement Action or otherwise, Gemino agrees to notify FCB in writing at least two (2) Business Days in advance thereof with such notice describing with reasonable specificity the portion of the Gemino Collateral to be sold or disposed of and further stating that such Gemino Collateral will be sold free and clear of the Liens of Gemino and FCB (each such notice a “Release Notice”).  FCB acknowledges, confirms and agrees that upon Gemino providing such a Release Notice to FCB in accordance with Section 18 hereof, FCB shall be deemed automatically and unconditionally to have consented to such sale or other disposition under the Second Lien Loan Documents and the Lien of FCB on such Gemino Collateral automatically and unconditionally shall be deemed to be, and shall be, released and terminated contemporaneously with the release by Gemino of its Lien thereon.  FCB agrees that no further act or documentation shall be necessary to evidence the release and termination by FCB of such Lien and the delivery of the Release Notice to FCB and the release by Gemino of its Lien on the Gemino Collateral shall be prima facie evidence of FCB’s release and termination of its Lien upon such Gemino Collateral.  In the event that Gemino reasonably requests FCB to execute and deliver any formal release or termination of FCB’s Lien upon such Gemino Collateral, FCB agrees to execute the same forthwith.  Notwithstanding the terms and provisions of this Section 6(c), in the event that Gemino releases its Liens on the Gemino Collateral in connection with the Payment in Full of the Gemino Debt, FCB shall not be obligated to release its Liens (nor be deemed to release its Liens as contemplated above) on any Gemino Collateral remaining after giving effect to the Payment in Full of the Gemino Debt (and any sale, transfer or other disposition of Gemino Collateral occurring in connection therewith).

(d)           Perfection.  Gemino, on the one hand, and FCB, on the other hand, shall be solely responsible for perfecting and maintaining the perfection of their respective Liens on each item constituting Collateral.  The provisions of this Section 6(d) are intended solely to govern the respective Lien priorities as between the holders of Gemino Debt and the holders of FCB Debt and shall not impose on any such Person any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any applicable order or decree of any court or governmental authority or any Applicable Law.

(e)           Notice of Liens.  FCB and Gemino each acknowledge that this Agreement shall constitute notice of their respective interests in the Collateral under and for any purpose such a notice may be required by the UCC.

7.             Management of Gemino Collateral.  Until the Payment in Full of the Gemino Debt, and both in and outside of a Proceeding, the holders of Gemino Debt (or any representative thereof) shall have the exclusive right to manage, perform and enforce the terms of the Gemino Debt and the Gemino Loan Documents with respect to all Gemino Collateral and to exercise and enforce all privileges and rights thereunder and with respect thereto, in each case in the exercise of their business judgment and sole and absolute discretion, including, without limitation, the sole and exclusive right to take or retake control or possession of any Gemino Collateral, to hold, prepare for sale, process, sell, lease, foreclose upon, collect, exercise rights or remedies with respect to, dispose of, or liquidate any Gemino Collateral, to incur expenses in connection with any of the foregoing and to exercise all rights and remedies of a secured lender under the UCC, and FCB shall not take or seek to take any such action.  In furtherance and not in limitation of the foregoing, FCB waives any and all rights to direct the method or challenge the appropriateness of any action by any holder of Gemino Debt (or any representative thereof) in connection with, and any right to object to, a strict foreclosure with respect to any Gemino Collateral, waives any and all rights of redemption and hereby consents to each holder of Gemino Debt (or any representative thereof) dealing in all respects with the Gemino Collateral as if there were no Liens on the Gemino Collateral securing FCB Debt.

8.             Proceedings.

(a)           Covenants of FCB.  In the event of any Proceeding involving Company, FCB agrees that it will:

(i)            not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing), and waives any right to object to, contest or oppose, any sale, transfer or other disposition of all or any part of the Gemino Collateral free and clear of Liens or other claims of FCB under Section 363 of the Bankruptcy Code or any other law applicable to such Proceeding if Gemino has consented to such sale, transfer or disposition;

(ii)           (A) at the request of Gemino, challenge, contest or otherwise object to any use of cash collateral or debtor-in-possession financing under Sections 363 or 364 of the Bankruptcy Code or otherwise that is challenged, contested or otherwise objected to by Gemino and (B) not challenge, contest or otherwise object to (or support any other Person in challenging, contesting or otherwise objecting to) in any manner (1) any use of cash collateral or debtor-in-possession financing under Sections 363 or 364 of the Bankruptcy Code or otherwise that is consented to or provided by Gemino, (2) any request by Gemino for “adequate protection” under Sections 361, 362, 363 or 364 of the Bankruptcy Code (or its equivalent) or (3) any objection by Gemino to any motion, relief, action or proceeding based on a Gemino’s claim of lack of adequate protection;

(iii)          not assert (or support any other Person in asserting) in any manner any right it may have to adequate protection of its interest in any Gemino Collateral absent written consent or direction of Gemino; provided, that (A) if Gemino is granted adequate protection in the form of a Lien on additional or replacement collateral in connection with use of cash collateral or any debtor-in-possession financing under Sections 363 or 364 of the Bankruptcy Code, FCB may seek adequate protection in the form of a Lien on such additional or replacement collateral, which Lien, if granted, will be subordinate to the Liens securing the Gemino Debt and any such debtor-in-possession financing on the same basis as the other Liens securing the FCB Debt are so subordinated under this Agreement, and (B) in the event Gemino consents to the request by FCB to seek adequate protection in respect of its FCB Debt and such adequate protection request is granted in the form of a Lien on additional or replacement collateral, then FCB agrees that Gemino may seek and obtain, and FCB hereby consents to the granting of, a senior Lien on such additional or replacement collateral as security for the Gemino Debt and for any debtor-in-possession financing provided by Gemino and to any other Liens granted to Gemino as adequate protection on the same basis as the other Liens securing the FCB Debt are subordinated under this Agreement.  If and to the extent any such additional or replacement Liens are insufficient to provide adequate protection of the interests of FCB, any claim of FCB under Section 507(b) of the Bankruptcy Code shall be subordinate in right of payment to any claim of Gemino consistent with this Agreement;

(iv)          immediately segregate and turn over to Gemino any adequate protection of its interest in any Gemino Collateral that it receives, directly or indirectly, in any Proceeding for application to the Gemino Debt owed to Gemino, other than adequate protection of the type described in clause (iii) above;

(v)           not seek (or support any other Person seeking) to have the automatic stay of Section 362 of the Bankruptcy Code (or any similar stay under any other Applicable Law) lifted, vacated or modified with respect to any Gemino Collateral without the prior written consent of Gemino; provided, that, in the case of this clause (v), if Gemino seeks such aforementioned relief, FCB hereby irrevocably consents thereto and shall join in any such motion or application seeking such relief if requested by Gemino;

(vi)          (A) not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner an election under Section 1111(b) of the Bankruptcy Code by Gemino and (B) and does expressly waive any claim it may now or hereafter have arising under, in connection with or out of the election by Gemino of the application of Section 1111(b) of the Bankruptcy Code;

(vii)         not assert or enforce, at any time when any Gemino Debt exists that has not been Paid in Full, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Gemino Debt for costs or expenses of preserving or disposing of any Gemino Collateral;

(viii)        not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by Gemino of the right to “credit bid” Gemino Debt pursuant to Section 363(k) of the Bankruptcy Code or other Applicable Law in any Proceeding; and

(ix)          not request (or cause or support any other Person to request) judicial relief, in any Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to Gemino or that would limit, invalidate, avoid, set aside or subordinate any senior Lien or Gemino Loan Document or grant the Liens of FCB equal ranking to the senior Liens of Gemino in or to the Gemino Collateral.

(b)           Prohibition on Contesting Liens.  Each of Gemino and FCB agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to cause or support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by Gemino or FCB, as the case may be, on all or any part of the Collateral; provided, that nothing in this Section 8(b) is intended or shall be deemed or construed to limit in any way the ability of Gemino or FCB to enforce all of the terms and provisions of this Agreement.  As between Gemino, on the one hand, and FCB, on the other hand, the terms of this Agreement shall govern and control even if part or all of the FCB Debt or Gemino Debt, as the case may be, or the respective Liens securing payment, observance and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any Proceeding or otherwise.

9.             Marshalling; Additional Waiver.  FCB hereby waives to the fullest extent permitted by Applicable Law any rights such Person may have under Applicable Law to assert the doctrine of marshalling or otherwise to require Gemino to marshal any Property of Company for the benefit of FCB.  FCB expressly waives all notice of the acceptance by Gemino of the subordination and other terms and provisions of this Agreement and all the notices whatsoever not specifically required pursuant to the terms of this Agreement or under the UCC in connection with any foreclosure on or sale of Property of the Company, and FCB expressly consents to reliance by Gemino upon the subordination and other terms and provisions of this Agreement.

10.          No Liability.  Gemino shall not in any event be liable for: (a) any failure to prove the FCB Debt; (b) any failure to exercise any rights with respect thereto; (c) any failure to collect any sums payable thereon; or (d) any impairment or nonpayment of the FCB Debt that results, directly or indirectly, from the exercise by Gemino of any of its rights or remedies under this Agreement, the Gemino Credit Agreement, the other Gemino Loan Documents or under Applicable Law.

11.          Subordination Rights Not Impaired by Acts or Omissions of the Company or Gemino.  No right of Gemino to enforce subordination as provided in this Agreement will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Company or by any act or failure to act by Gemino, or by any noncompliance by FCB or any agent thereof with the terms of this Agreement, regardless of any knowledge thereof with which any such Person may have or otherwise be charged.  Gemino may extend, renew, modify or amend any terms of the Gemino Debt or any security therefor or guaranty thereof and grant any waiver, release or consent in respect of, or release, sell or exchange such security and otherwise deal freely with Company and its respective Affiliates, all without notice to or consent from FCB and without in any way impairing or affecting this Agreement.

12.          No Enforcement Action.  FCB hereby agrees that, so long as any Gemino Debt shall remain unpaid, or the Gemino Credit Agreement shall be in effect, FCB shall not commence (or cause the commencement of) an Enforcement Action or join with or support any other creditor of Company (other than Gemino) in commencing an Enforcement Action.

13.          Action Against.  If FCB, in violation of this Agreement, shall commence an Enforcement Action against Company, Company may interpose as a defense or dilatory plea the making of this Agreement, or upon failure to do so, Gemino is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in the name of Company.  If FCB shall attempt to enforce, collect or realize upon any FCB Debt or any collateral, security or guarantees (if any) securing the FCB Debt in violation of this Agreement, Company may, by virtue of this Agreement, restrain any such enforcement, collection or realization, or upon failure to do so Gemino may restrain such enforcement, collection or realization, either in its own name or in the name of Company.

14.          Further Assurances.  FCB and Company will at their expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary to reflect the priorities set forth herein and to protect any right or interest of Gemino granted hereunder or to enable Gemino to exercise and enforce its rights and remedies hereunder, including, without limitation, to amend financing statements to reflect that the Liens relating thereto are subordinate to the Liens of Gemino as provided herein.

15.          Modifications to the Second Lien Loan Documents.  Except as otherwise expressly permitted under the Gemino Credit Agreement or any other applicable Gemino Loan Document, none of the Second Lien Loan Documents shall be amended or otherwise modified without obtaining the prior written consent of Gemino, or as otherwise permitted under the Gemino Credit Agreement, so as to provide for (a) the granting or obtaining of any collateral security or obtaining any Lien on any Gemino Collateral or (b) any other amendment or modification which would have a material adverse effect on the operations of any Company, Gemino’s security interests in the Gemino Collateral or the claims of Gemino.

16.          No Impairment of Company’s Obligations.  Subject to all of Gemino’s rights as provided in this Agreement, nothing contained in this Agreement shall impair, as between Company, on the one hand, and FCB, on the other hand, the obligation of Company, which is unconditional and absolute, to pay the FCB Debt to FCB as and when all or any portion thereof shall become due and payable in accordance with the FCB Guaranty or prevent FCB, upon any default under the FCB Debt, from exercising all rights, powers and remedies otherwise provided therein or by Applicable Law.

17.          Entire Agreement, etc.  This Agreement embodies the whole agreement of the parties with respect to the subject matter hereof and may not be modified except in writing executed and delivered by the parties hereto.  The failure of Gemino to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative.  No knowledge of any breach or other non-observance by FCB of the terms and provisions of this Subordination Agreement shall constitute a waiver, nor a waiver of any obligations to be performed by FCB hereunder.

18.          Notices.  All notices and other communications hereunder shall be sent in accordance with the provisions of, and to the addresses set forth in, the Gemino Credit Agreement, and if to FCB, to the address set forth below:

First Commercial Bank

303 W. Market

P.O. Box 574

Dexter, MO 63841

Attention: Norman B. Harty, President

Facsimile: 573-624-8884

19.          Construction.  Except as otherwise expressly provided herein, the rules of interpretation set forth in the Gemino Credit Agreement shall apply mutatis mutandis to this Agreement.

20.          CHOICE OF LAW; JURISDICTION; JURY TRIAL WAIVER; ETC.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.  EACH OF THE PARTIES HERETO AGREES THAT ANY FEDERAL COURT IN THE EASTERN DISTRICT OF PENNSYLVANIA OR ANY STATE COURT IN PHILADELPHIA, PENNSYLVANIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTER ARISING HEREFROM.  EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURT.  EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY DISPUTE UNDER THIS AGREEMENT.

21.          Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts (and by facsimile or other electronic transmission) and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

22.          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

24.          Successors and Assigns.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, Gemino and FCB and their respective successors and assigns.

25.          Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(Signature Pages Follow)

Signature Page to Subordination Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subordination Agreement effective as of the date first above written.

FIRST LIEN LENDER:

GEMINO HEALTHCARE FINANCE, LLC

By:	/s/ Jeffrey M. Joslin
Jeffrey M. Joslin, Senior Portfolio Manager

Signature Page to Subordination Agreement

SECOND LIEN CREDITOR:

FIRST COMMERCIAL BANK

By:	/s/ [Illegible]
Name:
Title:

Signature Page to Subordination Agreement

The undersigned Company referred to in the foregoing Subordination Agreement (“Subordination Agreement”) hereby agrees to comply with all of the terms and provisions of the Subordination Agreement in all respects.  Company hereby covenants that it will not, and will not allow any of its members to, make any payment on account of, recognize any forgiveness, assignment or transfer of, nor give any security for, the FCB Debt while the Subordination Agreement is in effect.

COMPANY:	NW 61ST NURSING, LLC

	By:	/s/ Boyd P. Gentry
Boyd P. Gentry, Manager